CITY NATIONAL ROCHDALE STRATEGIC CREDIT FUND

Supplement dated November 25, 2025, to the Statement of Additional Information (“SAI”)

dated September 26, 2025

Effective immediately, the “Financial Statements” section on page 60 of the SAI is deleted in its entirety and replaced with the following:

FINANCIAL STATEMENTS

The Fund's audited financial statements and financial highlights and notes thereto for the fiscal year ended May 31, 2025 appearing in the Fund's annual report, as amended, as filed with the SEC on November 25, 2025 (Accession No. 0001398344-25-021272), are incorporated by reference into this SAI. Those financial statements and financial highlights have been audited by Cohen & Co, independent registered public accounting firm, as indicated in their report thereon, and are incorporated herein by reference.

The Fund's annual report is available without charge upon request by writing to the Fund at City National Rochdale Strategic Credit Fund, 400 Park Avenue, New York, New York 10022, by calling 1-888-889-0799, or by visiting the Fund's website at www.citynationalrochdalefunds.com.

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PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE.